Exhibits to be filed by EDGAR

          3-B       By-Laws of GPU, Inc. as amended May 6, 1999.

          3-E       Restated  Articles of Incorporation of Met-Ed dated March 8,
                    1999.

          3-G       Restated Articles of Incorporation of Penelec dated March 8,
                    1999.

          4-A-45 Fifty-third Supplemental Indenture of JCP&L dated November 1, 1999.

          4-B-38 Supplemental Indenture between Met-Ed and United States Trust Company of New York dated July 1, 1999.

          4-C-13 Senior Note Indenture between Penelec and United States Trust Company of New York dated April 1, 1999.

          4-H Amendment No. 1 to Payment and Guarantee Agreement of Met-Ed, dated November 23, 1999.

          4-J Amendment No. 1 to Payment and Guarantee Agreement of Penelec, dated November 23, 1999.

          10-T Amended and Restated GPU System Companies Master Directors' Benefits Protection Trust effective June 1, 1999.

          10-U Amended and Restated GPU System Companies Master Executives' Benefits Protection Trust effective June 1, 1999.

          10-V GPU, Inc. 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries as amended and restated to reflect amendments through June 3, 1999.

          10-W Form of 1999 Stock Option Agreement under the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries.

          10-X Form of 1999 Performance Units Agreement under the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries.

          10-Y Letter agreement dated February 23, 2000 relating to terms and conditions of the supplemental pension for Robert L. Wise.

          10-EE Severance Protection Agreement for Robert L. Wise, as amended and restated, dated February 23, 2000.

          10-FF GPU Companies Supplemental Executive Retirement Plan, as adopted effective July 1, 1999.

          10-GG Oyster Creek Nuclear Generating Station Purchase and Sale Agreement by and among GPU Nuclear, Inc. and JCP&L, as sellers, and AmerGen Energy Company, LLC, as buyer, dated as of October 15, 1999.

          10-JJ     Forms of Estate Enhancement Program Agreements.

         12 Statements Showing Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

                    A - GPU, Inc. and Subsidiary Companies
                    B - JCP&L
                    C - Met-Ed
                    D - Penelec

         21         Subsidiaries of the Registrants

                    A - JCP&L
                    B - Met-Ed
                    C - Penelec

         23         Consent of Independent Accountants

                    A - GPU, Inc.

                    B - JCP&L
                    C - Met-Ed
                    D - Penelec

         27         Financial Data Schedules

                    A - GPU, Inc. and Subsidiary Companies
                    B - JCP&L
                    C - Met-Ed
                    D - Penelec